EXHIBIT 21.1

IESI Corporation

List of Subsidiaries

Name	State of Incorporation
AMD, Inc.	Oklahoma
Centerpoint Disposal, Inc.	Oklahoma
Central Louisiana Waste, L.L.C.	Louisiana
Enviroclean Systems, Inc.	Mississippi
IESI AR Corporation	Arkansas
IESI AR Landfill Corporation	Arkansas
IESI DE Corporation	Delaware
IESI DE LP Corporation	Delaware
IESI LA Corporation	Delaware
IESI LA Landfill Corporation	Delaware
IESI MO Corporation	Missouri
IESI NJ Corporation	Delaware
IESI NJ Recycling Corporation	Delaware
IESI NY Corporation	Delaware
IESI OK Corporation	Oklahoma
IESI PA Bethlehem Landfill Corporation	Delaware
IESI PA Blue Ridge Landfill Corporation	Pennsylvania
IESI PA Corporation	Delaware
IESI TX Corporation	Texas
IESI TX GP Corporation	Delaware
IESI TX Landfill LP	Texas
Total Waste Systems, Inc.	Oklahoma
Seneca Meadows, Inc.	New York
IESI MS Corporation	Delaware
IESI MS Landfill Corporation	Delaware
IESI MO Landfill Corporation	Missouri
IESI St. Louis, L.L.C.	Missouri
Best Disposal Service, Inc.	Texas
WCI Systems Inc.	Texas